Exhibit 99.1

STAAR Surgical Announces Realignment of Leadership Structure

Warren Foust Named President and Chief Operating Officer

Magda Michna, PhD Appointed Chief Development Officer

Deborah Andrews, STAAR’s Chief Financial Officer from 2017- 2020, to serve as
Interim Chief Financial Officer

Patrick F. Williams Steps Down as Chief Financial Officer

Keith Holliday Retires as Chief Technology Officer

LAKE FOREST, CA – March 17, 2025 --- STAAR Surgical Company (NASDAQ: STAA), the global leader in phakic IOLs with the EVO family of Implantable Collamer® Lenses (EVO ICL™) for vision correction, today announced the following changes to right size and realign its leadership structure to better address market needs:

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Warren Foust, Chief Operating Officer, has been promoted to the newly created role of President and Chief Operating Officer. In this expanded role, Mr. Foust will continue to oversee STAAR’s sales, manufacturing, and operations functions. Under this new leadership structure, the Company’s Chief Development Officer, Chief Marketing Officer, and Chief Medical Officer will also report to Mr. Foust.
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Magda Michna, PhD, Chief Clinical, Regulatory and Medical Affairs Officer, has been promoted to the newly created role of Chief Development Officer. In this expanded role, Dr. Michna will continue to oversee STAAR’s clinical, regulatory, and medical affairs functions, and will assume additional responsibility for the Company’s quality and research and development (R&D) functions. In connection with Dr. Michna’s promotion, Keith Holliday, PhD, who had served as Chief Technology Officer and head of R&D, is leaving the Company.
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Deborah Andrews, who retired from STAAR in 2020 and previously served as STAAR’s Chief Financial Officer from 2007-2013 and 2017-2020, has been appointed to the role of Interim CFO, effective immediately. STAAR’s Board of Directors will be initiating a search for a permanent CFO. Patrick F. Williams, who joined STAAR as CFO in 2020, is stepping down effective immediately, and he has agreed to a three-month consulting agreement to assist with the transition of responsibilities. Mr. Williams’ departure is part of the Company’s overall leadership realignment and is not related to any disagreement regarding financial reporting or internal controls.

“When I stepped into the CEO role a few weeks ago, I began the process of aligning and streamlining our organizational structure and management team to drive revenue growth, improve our cost structure, and better position the business to increase shareholder value. This new leadership structure is the first step in that process,” said the Company’s CEO, Steve Farrell. “Warren has demonstrated strong leadership and deep knowledge of both our Company and industry. He is well respected in the ophthalmic community and within STAAR, and I am excited to partner with him as we bring additional discipline and structure to our growth initiatives.”

Mr. Farrell continued, “I am also honored to have a leader of Magda’s caliber in charge of our R&D efforts as we investigate opportunities to more effectively utilize and expand the use of our proprietary biocompatible Collamer material. I believe we can be more effective and unlock greater value from our pipeline by bringing together our R&D and regulatory teams under Magda’s leadership. Magda has an impressive track record of constructively engaging the regulatory and medical community, and I know that she will continue to make significant contributions in this expanded role.” Mr. Farrell continued, “I also want to thank Keith for his contributions to STAAR and commitment to our mission, and we wish him well as he transitions to retirement.”

“It is great to have Deborah back at STAAR again,” said Mr. Farrell. “I have known Deborah for many years, and her knowledge of STAAR, our systems, our cost structure, and our people will be an asset as we look to hire and onboard a permanent CFO. Deborah built a foundation of trust with the investment community when she was our CFO, and I look forward to working with her as we reinforce our commitment to transparency. I also want to thank Patrick for his contributions to STAAR over the last four years. We appreciate Patrick’s efforts to help build our finance and accounting organization and support our business during a period of growth and expansion. I wish him the best as he explores opportunities not available in STAAR’s new organizational structure.”

The realignment of STAAR’s leadership structure is part of the Company’s ongoing process to fine-tune the organization, ensure business continuity, accelerate response to changing market conditions, and increase creativity in R&D. Mr. Farrell concluded, “I am confident that we have the right leadership team in place to fulfill our promise to patients, surgeons, and shareholders. Our primary objective continues to be long term revenue growth, and this commitment is unwavering. Nonetheless, we are determined to reduce costs, especially in functional areas that don’t impact our customers. We have already taken a series of steps to materially reduce our long-term cost profile, and we have identified additional opportunities to better position the Company for profitable growth that we look forward to discussing with investors in more detail during our first quarter earnings call.”

About Warren Foust

Mr. Foust joined STAAR in April 2023 as Chief Operating Officer. Previously, Mr. Foust served as Worldwide President, Johnson & Johnson Vision, Surgical, from December 2019 to April 2023. At Johnson & Johnson, Mr. Foust managed the global surgical business with approximately 5,000 employees. Prior to Johnson & Johnson Vision, Surgical, Mr. Foust served as Worldwide President of Mentor, a leading breast reconstruction and aesthetics business unit of Johnson & Johnson from 2018-2019, and Vice President, U.S. Sales and Marketing from 2015-2018. Prior to Mentor, Mr. Foust held various sales leadership roles at DePuy Synthes, also a company of Johnson & Johnson. Mr. Foust started his career at Roche Pharmaceuticals as a sales representative in 1999. He holds a master’s degree in marketing and bachelor’s degree in public relations from the University of Alabama.

About Magda Michna, PhD

Dr. Michna joined STAAR in April 2023 as Chief Clinical, Regulatory and Medical Affairs Officer. Previously, Dr. Michna served as Chief Global Clinical, Medical and Regulatory Affairs Officer of AcuFocus, Inc. (AcuFocus was acquired by Bausch & Lomb in January 2023) from April 2018 until April 2023. Prior to AcuFocus, Dr. Michna served as Chief Clinical Officer at Presbia, PLC. From 2012 to 2017, Dr. Michna led clinical development for many premium intraocular lens and other surgical device technologies supporting the Alcon Surgical franchise. Dr. Michna’s industry career began as a Vision Scientist at VISTAKON®, a division of Johnson & Johnson Vision from 2008-2012, which she joined following an academic Research Fellowship with the Vision Research Group at McGill University’s Department of Ophthalmology from 2005-2008. She holds a Doctor of Philosophy degree in optical physics and a bachelor’s degree from the University of Melbourne, Australia.

About Deborah Andrews

Since April 2014, Ms. Andrews has served on the Board of Directors of Lineage Cell Therapeutics, a clinical stage biotechnology company focused in the field of regenerative medicine. She currently serves as its Audit Committee Chair and has previously served as its Compensation Committee Chair. Ms. Andrews served in various leadership roles at STAAR from 1995 until her retirement in 2020, including twice as Chief Financial Officer from September 2017 until June 2020, and from 2005-2013. Ms. Andrews spent three years from 1991 to 1994 as an accountant for KPMG. Ms. Andrews holds a B.S. degree in accounting from California State University at San Bernardino.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 40 years, designs, develops, manufactures and markets implantable lenses for the eye. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL,” which includes the EVO ICL™ product line. More than 3,000,000 ICLs have been sold to date and STAAR markets these lenses in over 75 countries. To learn more about the ICL go to: EVOICL.com. Headquartered in Lake Forest, CA, the company operates manufacturing and packaging facilities in Aliso Viejo, CA, Monrovia, CA and Nidau, Switzerland. For more information, please visit the Company’s website at www.staar.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: the anticipated success of leadership realignment in driving revenue growth, improving cost structure, and increasing shareholder value and our business strategies. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: our ability to continue our growth and profitability trajectory; our reliance on independent distributors in international markets; a slowdown or disruption to the Chinese economy; global economic conditions; disruptions in our supply chain; fluctuations in foreign currency exchange rates; international trade disputes (including involving tariffs) and substantial dependence on demand from Asia; changes in effective tax rate or tax laws; any loss of use of our principal manufacturing facility; competition; potential losses due to product liability claims; our exposure to environmental liability; data corruption, cyber-based attacks or network security breaches and/or noncompliance with data protection and privacy regulations; acquisitions of new technologies; climate changes; the willingness of surgeons and patients to adopt a new or improved product and procedure; extensive clinical trials and resources devoted to research and development; compliance with government regulations; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before or after approval, or to take enforcement action; laws pertaining to healthcare fraud and abuse; changes in FDA or international regulations related to product approval; product recalls or failures; and other important factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Information” section of the Company’s website under the heading “SEC Filings,” as any such factors may be updated from time to time in the Company’s other filings with the SEC. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Investors & Media
Brian Moore
Vice President, Investor Relations and Corporate Development
(626) 303-7902, Ext. 3023
bmoore@staar.com

Investors - Asia
Niko Liu, CFA
Director, Investor Relations and Corporate Development - Asia
+852-6092-5076
nliu@staar.com